                                 Morgan Stanley
                           Tax-Exempt Securities Trust
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

                                                                      Amount of        % of
                                       Offering         Total          Shares        Offering     % of Funds
   Security    Purchase/    Size of    Price of       Amount of       Purchased     Purchased       Total                 Purchased
   Purchased  Trade Date   Offering     Shares        Offering         By Fund       By Fund        Assets     Brokers       From
------------- ----------- ---------- ------------- ---------------- -------------- ------------- -----------  --------- -----------

 New York      04/16/08       -        $102.917    $475,400,000.00   $2,225,000       0.58%         0.25%                Banc of
    NY                                                                                                                   America